EXHIBIT 99

AT THE COMPANY: JASON K. RAZA CEO AND PRESIDENT (978) 686-6468	TOUCHSTONE SOFTWARE CORPORATION 1538 TURNPIKE STREET NORTH ANDOVER, MA 01845 TRADED: OTC BB: TSSW.OB

FOR IMMEDIATE RELEASE

TouchStone Software Corp. Reports Q3 Revenue of $1,085,418 andEarnings of
2 Cents per Share – Continues String of 8 Successive Profitable Quarters-
Longest Streak in Touchstone’s History

NORTH ANDOVER, MASSACHUSETTS—November 14, 2007— TouchStone Software Corporation (OTCBB:TSSW) today announced that for the quarter ending September 30, 2007, net revenue was $1,085,418, an increase of 39.7% over the same period in 2006. On a GAAP basis, TouchStone Software's third quarter net earnings were $243,840, or $0.02 per share diluted. As a percentage of sales, gross profit margin for the third quarter improved to 98.6% as compared to 97.7% for the same period in 2006.

Financial Highlights

■	TouchStone Software’s Q3 2007 revenue increased 39.7% versus Q3 2006
■	TouchStone Software posted its 8th consecutive quarter of profitability
■	TouchStone Software's Q3 2007 net income increased 44% versus Q3 2006
■
TouchStone Software ended the quarter with cash and cash equivalents, restricted cash, and investments of $1,712,798, an increase of $840,942 from the same period in 2006 and the highest level in over 6 plus years

Financial Outlook

■	TouchStone Software expects continued strong revenue and earnings results for the rest of 2007 as historically the 1st and 4th quarters are typically stronger for the PC industry
■	Touchstone Software’s newly released DriverAgentPRO will start to gain traction in the later part of the 4th quarter as it gets rolled out onto the recently announced launch customers websites
■	RegistryWizard will be rolled out across TouchStone’s network of websites in the 4th quarter

"TouchStone's growing network of Internet properties, key acquisitions and increased demand for our DriverAgent web application have contributed to solid financial results" said Jason K. Raza, President and Chief Executive Officer of TouchStone Software Corporation. "I expect our strategy of driving Internet traffic through our network of web properties coupled with the launch of new products such as DriverAgentPRO and RegistryWizard will result in stronger revenue as we experience an increase in new subscribers in future quarters”

Business Highlights:

■	TouchStone Software welcomed several new Internet partners in the 3rd quarter including:

o www.Uniblue.com	o www.MajorGeeks.com

o www.Phoronix.com	o www.NoDevice.com

o www.FreewareFiles.com	o www.WimsBIOS.com

■	TouchStone Software’s web traffic continued to achieve record highs during the 3rd quarter of 2007 with over 11 million unique visitors in the three months

■	Total page views across the entire TouchStone Software network of websites exceeded 80 million for the three month period ending September 30, 2007 and averaged over almost 27 million per month

Disclosure Statements

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth under "Factors Affecting Future Operating Results" in the company’s annual report on Form 10-K and such other risks detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Forward-Looking Statements

The foregoing contains forward-looking statements which include those regarding expected operating results for the fourth quarter and remainder of 2007. Actual results could vary perhaps materially and the expected results may not occur. TouchStone Software may not achieve its planned revenue realization rates; succeed in its efforts to grow its business, build upon its technology leadership or capture market share, notwithstanding related commitment or related investment. The company may not benefit from its strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company's product or technical support offerings, or the company may not satisfactorily anticipate or meet its customers' needs or expectations. Actual results are also subject to a number of other factors, including macro and other economic conditions both in the U.S. and internationally. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in TouchStone Software's filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2006 and its quarterly reports filed on Form 10-Q.

About TouchStone Software Corporation

TouchStone Software Corporation is a leading developer of innovative software designed to help people use complex technologies. The company’s products, which include BIOSAgent, BIOSWizard and DriverAgent and RegistryWizard, are distributed worldwide via the Internet. TouchStone’s corporate headquarters are located at 1538 Turnpike Street, North Andover, MA 01845. Additional information on the DriverAgent service is available at www.driveragent.com and a one year subscription is $29.95.  Additional information about RegistryWizard is available at www.RegistryWizard.com and a one year license in $29.95. Additional information about TouchStone Software is available at www.touchstonesoftware.com

NOTE: Touchstone Software, eSupport, DriverAgent are registered trademarks or trademarks of TouchStone Software Corporation and/or its affiliates